UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

QKL STORES INC.
(Exact name of registrant as specified in its charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Jing Qi Street
Dongfeng Xincun
Sa’er Tu District
163311 Daqing, PR China
(Address of principal executive offices, including zip code)

(011) 86-459-460-7825
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2009, the Chief Financial Officer of QKL Stores Inc. (the “Company”), Rhett Xudong Wang, resigned as Chief Financial Officer of the Company.   There were no disagreements between Mr. Wang and the Company on any matter relating to the Company’s operations, policies or practices that resulted in his resignation as Chief Financial Officer of the Company.

The Board of Directors of the Company appointed Ms. Crystal Chen to serve as the Chief Financial Officer of the Company effective on May 5, 2009.  Ms. Chen has no family relationships with any of the executive officers or directors of the Company.  There were no arrangements or understandings between Ms. Chen and any other person pursuant to which she was selected as Chief Financial Officer.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Ms. Chen had, or will have, a direct or indirect material interest.

Ms. Chen is an active US Certified Public Accountant with over ten years of experience in accounting and finance.  Most recently, from 2007 to 2009 she served as Chief Financial Officer of PC Aluminum Enterprises, Inc., a California-based aluminum wholesaler, where she oversaw accounting, treasury, tax and financial planning and analysis.  Prior to that, from 2005 to 2007, she was a senior auditor at PricewaterhouseCoopers LLP, and, from 1999 to 2005, was a supervising senior auditor at Simon & Edward LLP, a registered public accounting firm in California.  During her tenure at Simon & Edward, PricewaterhouseCoopers and PC Aluminum Enterprises, Ms. Chen gained extensive experience in both U.S. domestic and multinational operations along with corporate and operational exposure ranging from accounting and finance, strategic planning and forecasting, internal controls (including Sarbanes-Oxley Section 404 compliance) public accounting, auditing and SEC reporting for  public companies.

She received her MBA Finance in California State University, Los Angeles in 2002, and her Master of Business Taxation in University of Southern California in 2007. Ms. Chen is fluent in both English and Chinese.

Ms. Chen entered into a two year agreement with the Company for a salary of RMB 80,000.00 per month.  Ms. Chen is also entitled on the first anniversary of her employment at the Company to receive a warrant to purchase no less that 5,000 shares of the Company’s common stock at an exercise price of $1.70 per share.   The warrant will be exercisable immediately on issuance.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009	QKL STORES INC.

	By:	/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer